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                                                                  EXHIBIT 4(.01)



                        THIRD AMENDMENT AGREEMENT

        THIRD AMENDMENT AGREEMENT dated as of December 1, 1994, among JBI, INC., a Massachusetts corporation (the "BORROWER"); J. BAKER, INC., a Massachusetts corporation ("BAKER"); each of the banks that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"); and SHAWMUT BANK, N.A., a national banking association, as agent for the Banks (in such capacity, tgether with its successors in such capacity, the "AGENT").

        The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement relating thereto dated as of November 19, 1993 and by the Second Amendment Agreement relating thereto dated as of April 29, 1994 and as in effect on the date hereof, the "CREDIT AGREEMENT").

        The Borrower and Baker have requested that the Credit Agreement be amended to, among other things, (i) change the scheduled reductions of the Aggregate Commitment Amounts and (ii) increase the amount of capital expenditures permitted under the Credit Agreement, and the Banks and the Agent have agreed to such amedemtns upon the terms and conditions hereof. Accordingly, the parties hereto hereyb agree as follows:

        Section 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. AMENDMENTS. Effective as of December 1, 1994 but subject to the satisfaction of all of the conditions precedent set forth in Section 4 hereof, the Credit Agreement and other Operative Documents and Financing Agreements shall be amended as follows:

        A. The definition of "COMMITMENT REDUCTION DATE" is amended by changing "December 30 of each of calendar years 1994, 1995 and 1996" to read "December 30 of each of Calendar years 1995 and 1996."


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        B. Section 6.03 of the Credit Agreement is amended to read in its entirety as follows:

                "6.03 The AGGREGATE COMMITMENT AMOUNT shall automatically be reduced, as of the close of business Boston time on each AOMMITMENT REDUCTION DATE, to the following respective amounts:

        COMMITMENT REDUCTION                AGGREGATE COMMITMENT
              DATE IN:                       AMOUNT REDUCED TO:

        December, 1995                          $240,000,000
        December, 1996                          $230,000,000

        No reduction will be scheduled to occur in December, 1994. The AGGREGATE COMMITMENT AMOUNT shall automatically be reduced to zero on the TERMINATION DATE."

        C. Section 10.01.6 of the Credit Agreement is amended by changing "$40,000,000" in clause (i) thereof to read "$45,000,000."

        D. Reference in each of the Operative Documents and Financing Agreements to the Credit Agreement or words of like import (including indirect references thereto) shall be deemed to be references to the Credit Agreement as amended hereby.

        Section 3. Representations and Warranties; Covenants.
                   -----------------------------------------

        Each of the Borrower and Baker hereby represents and warrants to the Banks and the Agent that, as of the date hereof, after giving effect tothe amendments contemplated by Section 2 hereof: (a) no Default has occurred and is continuing, (b) the representations and warranties set forth in Article VIII of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true) and (c) the amendments contemplated by Section 2 hereof do not require any consent under any agreement, instrument or other document (including without limitation the Convertible Subordinated Notes, the Senior Subordinated Notes and the Subordinated Covnertible Debentures) including without limitation any consent necessary to cause the

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Loans and the Revolving Notes to be Obligations to which the Subordinated
Indebtedness shall be subordinated under the subordination agreement(s) referred to in Seciton 1.110 of the Credit Agreement (and the foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement).

        Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, this Agreement shall be come effecttive as of December 1, 1994 upon the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

                (a) Counterparts of this Agreement duly executed and delivered by each of the parties hereto;

                (b) An opinion of Goodwin, Procter & Hoar, counsel to the Obligors with respect to the transactions contemplated by this Agreement and the Credit Agreement adn all other Operative Documents and Financing Agreements as amended hereby, as to such matters relating hereto as the Agent may require; and

                (c) Such other documents relating to the transactions contemplated by this Agreement as the Agent or any Bank or Messrs. Milbank, Tweed, Hadley & McCloy, special counsel to the Agent, may reasonably request.

        Section 5. MISCELLANEOUS. Except as expressly herein provided, the Credit Agreement and all other Operative Documents and Financing Agreemetns shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrucment and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and constured in accorance with, the law of the Commonwealth of Massachusetts.
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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of athe day and year first above written.

                                       JBI, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       J. BAKER, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       SHAWMUT BANK, N.A.

                                          /s/ ROGER A. STONE
                                       By ______________________________________
                                          Title: Director


                                       THE FIRST NATIONAL BANK OF BOSTON

                                          /s/ MITCHELL B. FELDMAN
                                       By ______________________________________
                                          Title: Director


                                       FLEET BANK OF MASSACHUSETTS, N.A.

                                          /s/ BARRIE KING
                                       By ______________________________________
                                          Title: Vice President



                                       NATIONAL WESTMINSTER BANK USA

                                          /s/ PAUL CHAU
                                       By ______________________________________
                                          Title: Vice President




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                                       CITIZENS SAVINGS BANK

                                          /s/ MARIAN L. BARRETTE
                                       By ______________________________________
                                          Title: Vice President



                                       STANDARD CHARTERED BANK

                                          /s/ GERARD LOB
                                       By ______________________________________
                                          Title: Vice President


                                       THE YASUDA TRUST & BANKING CO., LTD.

                                          /s/ NEIL T. CHAU
                                       By ______________________________________
                                          Title: First Vice President


                                       FUJI BANK, LIMITED

                                          /s/ KATSUNORI NOZAWA
                                       By ______________________________________
                                          Title: Vice President and Manager

                                       SHAWMUT BANK, N.A.,
                                         as Agent

                                          /s/ ROGER A. STONE
                                       By ______________________________________
                                          Title: Director



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We hereby acknowledge, consent and agree to the terms of the foregoing
Third Amendment Agreement and confirm that our obligations under the Guarantee and the Pledge Agreement shall remain unchanged and in full force and effect.

                                       Dated:  December 1, 1994

                                       SPENCER COMPANIES, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President



                                       SPENCER NO. 301 CORP.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       JBI HOLDING CO., INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: President


                                       THE CASUAL MALE, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       WGS CORP.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President

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                                       TCM HOLDING COMPANY, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: President



                                       MORSE SHOE, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       BUCKMIN, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       ELM EQUIPMENT CORP.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       JARED CORPORATION

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       MORSE SHOE (CANADA) LTD.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President


                                       MORSE SHOE INTERNATIONAL, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President

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                                       ISAB, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President




                                       WHITE CAP FOOTWEAR, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President



                                       SHOE CORPORATION OF AMERICA, INC.

                                          /s/ ALAN I. WEINSTEIN
                                       By ______________________________________
                                          Title: Senior Executive Vice President